Exhibit 77Q1(e)


BlackRock Funds (the "Registrant"):  BlackRock Multi-Manager
Alternative Strategies Fund (the "Fund")

77Q1(e):
Copies of any new or amended Registrant investment advisory Contracts

Attached please find as an exhibit to Sub-Item 77Q1(e) of Form
N-SAR, a copy of the Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and Ionic Capital Management LLC with respect to the Fund



SUB-ADVISORY AGREEMENT
    THIS SUB-ADVISORY AGREEMENT (the "Agreement") is made as of May __, 2015 by and between BLACKROCK ADVISORS, LLC, a Delaware limited liability company (the "Adviser"), and IONIC CAPITAL MANAGEMENT LLC, a Delaware limited liability company (the "Sub-Adviser").
    WHEREAS, BlackRock Funds, a Massachusetts business trust (the "Trust"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended
(the "1940 Act"); and
    WHEREAS, pursuant to an Investment Advisory Agreement (the "Investment Advisory Agreement") by and between the Trust and the Adviser, the Trust has appointed the Adviser to furnish investment advisory and other services to the Trust on behalf of BlackRock Multi-Manager Alternative Strategies Fund, a series of the Trust (the "Fund"); and
    WHEREAS, the Investment Advisory Agreement authorizes the Adviser to retain one or more sub-advisers to furnish certain investment advisory services to the Adviser and the Fund; and
    WHEREAS, subject to the terms and provisions of this Agreement, the Adviser desires to retain the Sub-Adviser to furnish sub-investment advisory services on behalf of the Fund or a designated portion of the assets of the Fund;
    WHEREAS, the Sub-Adviser is willing to furnish such services in accordance with the terms and provisions of this Agreement;
    NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the Adviser and the Sub-Adviser hereby agree as follows:
1.	Appointment of the Sub-Adviser. The Adviser hereby
appoints the Sub-Adviser as an investment sub-adviser
with respect to the Fund for the period and on the terms
set forth in this Agreement. The Adviser may, in its sole discretion, allocate all, only a portion or none of the
Fund's assets to the Sub-Adviser for management. The Sub-
Adviser will be responsible for the investment of only
the assets which the Adviser allocates to the Sub-Adviser
for management under this Agreement, plus all
investments, reinvestments and proceeds of the sale
thereof, including, without limitation, all interest,
dividends and appreciation on investments, less
depreciation thereof and withdrawals by the Adviser
therefrom (the "Managed Portion"). The Adviser shall have
the right at any time upon reasonable advance notice to
increase or decrease (which shall not require any advance
notice) the allocation of the Managed Portion to the Sub-
Adviser if the Adviser deems such increase or decrease appropriate. The Sub-Adviser accepts that appointment and agrees to render for the Managed Portion the services
herein set forth, for the compensation herein provided.
2.	Duties as Sub-Adviser.
(a) Pursuant to this Agreement and subject to the
supervision and direction of the Trust's Board of
Trustees (the "Board") and direction and oversight of the Adviser, the Sub-Adviser shall, with respect to the
Managed Portion, provide the Fund with a continuous
investment program for and manage the investment and
reinvestment of the Managed Portion. In this regard, the Sub-Adviser shall, with respect to the Managed Portion, determine in its discretion the securities, cash and
other financial instruments to be purchased, retained or
sold for the Managed Portion within the parameters of the investment objective, policies, restrictions and guidelines applicable to the Managed Portion as provided
by the Adviser to the Sub-Adviser, as amended in writing
from time to time and mutually agreed upon by the Adviser
and the Sub-Adviser (the "Investment Guidelines"), the
provisions of this Agreement, all applicable laws, rules
and regulations and the Fund's registration statement on
Form N-1A under the 1940 Act as amended from time to
time, or any successor form thereto (the "Registration
Statement").
(b) The Adviser will provide Sub-Adviser a list of counterparties, brokerage firms or other financial institutions (collectively, the "Counterparties") with
which the Managed Portion is permitted to engage in
transactions. The Adviser shall negotiate and finalize on
behalf of the Fund the terms of any account opening
documents, prime brokerage, futures and other related
agreements, any ISDA master agreement, master repurchase agreement, master securities lending agreement or any other master swap or over-the-counter trading
documentation, including any schedule or credit support
annex thereto, any related clearing agreements or control agreements and any other agreement related to the foregoing (collectively, "Trading Agreements"). With
respect to each Trading Agreement, the Adviser will
either (i) provide a copy of the Trading Agreement to the Sub-Adviser or (ii) identify certain terms and/or provisions of the Trading Agreement in writing to Sub-
Adviser. In connection with its management of the Managed Portion, (a) with respect to any Trading Agreement provided to the Sub-Adviser, the Sub-Adviser agrees to
comply with the terms and conditions of such Trading
Agreements and (b) with respect to any Trading Agreement
for which the Adviser has identified certain terms and/or provisions in writing to Sub-Adviser, the Sub-Adviser agrees to comply with the terms and provisions so
identified in such writing. Adviser may amend or modify a
Trading Agreement or such writing from time to time by
sending written notice thereof to Sub-Adviser, and such
amendment or modification shall become effective on the
fifth calendar day following delivery thereof. Once the
Trading Agreements have been negotiated and executed by
Adviser, subject to any other written instructions of
Adviser or the Trust, the Sub-Adviser is hereby appointed Adviser's and the Trust's agent and attorney-in-fact for the limited purposes of executing such additional
documentation, contracts, instructions and other
documents and carrying out such duties as may be required
under the Trading Agreements in connection with the Sub-Adviser's management of the Managed Portion (including, where applicable, confirming transactions, executing transaction-related documentation and causing the Fund to perform any payment or delivery obligations required
under any Trading Agreement or transaction, including
without limitation, collateral or margin payments),
provided that (i) the Sub-Adviser's actions in executing
such documents and performing such duties shall comply
with applicable federal laws, the regulations thereunder,
the Sub-Adviser's duties and obligations under this
Agreement and the Trust's Governing Documents (as defined
below) and (ii) the Sub-Adviser shall not execute any documentation pursuant to the foregoing relating to the tax status or investor status of the Fund without
verifying such status with the Adviser.
(c) The Sub-Adviser is hereby appointed the Fund's agent
and attorney-in-fact, and shall have a duty hereunder, to exercise in its discretion all rights and perform all duties which may be exercisable in relation to the
Managed Portion, including without limitation the right
to tender, exchange, endorse, transfer, or deliver any
securities on behalf of the Fund, to participate in or
consent to any class action, distribution, bankruptcy
proceeding, plan of reorganization, creditors committee,
merger, combination, consolidation, liquidation,
underwriting, or similar plan with reference to such
securities; and to execute and bind the Fund in waivers,
consents and covenants related thereto. The Sub-Adviser
shall provide the Fund's custodian and accounting agent information regarding the foregoing promptly following the Sub-Adviser's receipt thereof.
(d) The Adviser is responsible for acting upon, or
refraining from acting upon, all proxies solicited by or
with respect to the issuers of securities in which the
assets of the Managed Portion are invested from time to
time in accordance with the Trust's policies on proxy
voting. The Sub-Adviser will provide, when reasonably
requested by the Adviser, information it has on a
particular issuer held in the Managed Portion to assist
the Adviser in the voting of a proxy.
(e) The Sub-Adviser shall discharge its responsibilities hereunder subject to the supervision of the Adviser, the
Board and the officers of the Trust and in compliance
with (i) except as set forth in the Investment
Guidelines, the 1940 Act and the Investment Advisers Act
of 1940, as amended (the "Advisers Act") and the rules
and regulations adopted under each from time to time;
(ii) the requirements of Subchapter M of the Internal
Revenue Code of 1986, as amended (the "Internal  Revenue
Code") applicable to regulated investment companies (as
defined in the Internal Revenue Code); (iii) the
Commodity Exchange Act, as amended (the "CEA"), and the
rules and regulations adopted thereunder from time to
time; (iv) all other applicable federal and state laws
and regulations, including without limitation, the rules
of any self-regulatory organization; (v) any 1940 Act
exemptive order applicable to the Fund and the Managed
Portion and provided to the Sub-Adviser in writing; (vi)
the Trust's Declaration of Trust and By-Laws, as each may
be amended from time to time (the "Governing Documents");
(vii) the objectives, policies and limitations for the
Fund set forth in the Registration Statement; and (viii)
the Investment Guidelines and such other guidelines,
policies and procedures implemented by the Adviser with
respect to the Fund or to the Sub-Adviser's activities
under this Agreement and provided to the Sub-Adviser in
writing ("Adviser Procedures"). The Sub-Adviser shall
maintain compliance procedures and operational processes
for the Fund to ensure the Fund's compliance with the
foregoing and that the Sub-Adviser reasonably believes
are adequate to ensure its compliance with applicable
law. No supervisory activity undertaken by the Adviser
shall limit the Sub-Adviser's full responsibility for any
of the foregoing. For the avoidance of doubt, the
compliance obligations of the Sub-Adviser under this
Agreement shall apply only to the Managed Portion, and
the Sub-Adviser shall have no responsibility for any
compliance obligations that would require the Sub-Adviser
to be informed of any other assets of the Fund.
(f) The Sub-Adviser agrees that it will not consult with
any other sub-investment adviser for the Fund or the
Trust or any other fund under common control with the
Trust, concerning transactions for the Managed Portion in securities or other assets, except that such consultations are permitted between the current and
successor sub-investment advisers of the Fund in order to
effect an orderly transition of sub-advisory duties so
long as such consultations are not transactions
prohibited by Section 17(a) of the 1940 Act.
(g) On behalf of the Fund, the Adviser hereby authorizes
any entity or person associated with the Sub-Adviser
which is a member of a national securities exchange to
effect any transaction on the exchange for the account of
the Fund which is permitted by Section 11(a) of the
Exchange Act and Rule 11a2-2(T) thereunder, and on behalf
of the Fund, the Adviser hereby consents to the retention
of compensation for such transactions in accordance with
Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing,
the Sub-Adviser agrees that it will not deal with itself,
or with members of the Board or any principal underwriter
of the Fund, as principals or agents in making purchases
or sales of securities or other property for the account
of the Fund, nor will the Sub-Adviser purchase any
securities from an underwriting or selling group in which
the Sub-Adviser or its affiliates is participating, or
arrange for purchases and sales of securities between the
Fund and another account advised by the Sub-Adviser or
its affiliates, except in each case as permitted by the
1940 Act and in accordance with such policies and
procedures as may be adopted by the Fund from time to
time and disclosed to the Sub-Adviser, and will comply
with all other provisions of the Governing Documents and
the Fund's then-current Registration Statement relative
to the Sub-Adviser and its directors, officers and
employees.
3.	Fund Transactions.
(a) In connection with purchases and sales of portfolio securities and other instruments for the account of the
Fund, neither the Sub-Adviser nor its affiliated persons
(as defined in the 1940 Act) or any of their respective
partners, officers or employees shall act as principal,
except as otherwise permitted by the 1940 Act. The Sub-
Adviser or its agents shall arrange for the placing of
orders for the purchase and sale of portfolio securities
and other financial instruments for the Fund's account
either directly with the issuer or with any Counterparty, provided that the Sub-Adviser complies with Section 2(b)
with respect to each such Counterparty.
(b) In the selection of such brokers or dealers and the
placing of such orders, the Sub-Adviser is directed at
all times to seek best execution on behalf of the Managed Portion. In selecting brokers or dealers, the Sub-Adviser may give consideration to factors other than price,
including, but not limited to, size of order,
competitiveness of total execution costs, ease/efficiency
of order entry and execution, access to securities
(including new issues), timeliness and accuracy of
recaps, difficulty of execution and operational
facilities of the broker or dealer, and the broker or
dealer's skill in positioning blocks of securities. It is
also understood that it may be desirable for the Managed
Portion that the Sub-Adviser have access to supplemental investment and market research and security and economic analyses that are consistent with Section 28(e) of the
Securities Exchange Act of 1934, as amended (the "1934
Act"), and are provided by brokers who may execute
brokerage transactions at a higher cost to the Managed
Portion than may result when allocating brokerage to
other brokers on the basis of seeking best execution.
Therefore, subject to compliance with the safe harbor
provided by Section 28(e) of the 1934 Act and such other conditions and limitations as may be established by the
Adviser from time to time, if any, the Sub-Adviser is
authorized to consider such services provided to the
Managed Portion and other accounts over which the Sub-
Adviser or any of its affiliates exercises investment
discretion and to place orders for the purchase and sale
of securities for the Managed Portion with such brokers,
if the Sub-Adviser determines in good faith that the
amount of commissions for executing such portfolio
transactions is reasonable in relation to the value of
the brokerage and research services provided by such
brokers, subject to review by the Adviser and the Board
from time to time with respect to the extent and
continuation of this practice. It is understood that the
services provided by such brokers may be useful to the Sub-Adviser in connection with its services to other clients. The Sub-Adviser may, on occasions when it deems
the purchase or sale of a security to be in the best
interests of the Managed Portion as well as its other
clients, aggregate, to the extent permitted by applicable
laws, rules and regulations, the securities to be sold or purchased in order to obtain best execution. In such event, allocation of the securities so purchased or sold,
as well as the expenses incurred in the transaction,
shall be made by the Sub-Adviser in the manner it
considers to be fair and equitable and consistent with
its obligations to the Managed Portion and to such other
clients. The Board may from time to time adopt policies
and procedures that modify and/or restrict the Sub-
Adviser's authority regarding the execution of the
Managed Portion's portfolio transactions provided herein.
(c) The Sub-Adviser shall not acquire on behalf of the
Managed Portion any equity securities registered under
Section 12 of the 1934 Act with the purpose or effect, at
the time of such acquisition, of changing or influencing
control of the issuer of the securities or in connection
with or as a participant in any transaction having such
purpose or effect, including any transaction subject to
Rule 13d-3(b) promulgated under the 1934 Act. For
purposes of all applicable filing requirements under the
1934 Act, including without limitation Sections 13(d) and
(g), and other laws, the Sub-Adviser shall be deemed to
have sole investment discretion with respect to all
securities held in the Managed Portion. If any
investments made by the Sub-Adviser on behalf of the
Managed Portion are required to be disclosed in any other
reports to be filed by the Sub-Adviser with any
governmental or self-regulatory agency or organization or exchange, the Sub-Adviser shall provide the Adviser with prompt written notice thereof, setting forth in
reasonable detail the nature of the report and the
investments of the Managed Portion to be reported.
(d) The Fund may establish one or more wholly-owned
subsidiaries of the Fund through which it may conduct a significant portion of its commodities investing activities or for other investment purposes.
4.	Compensation of the Sub-Adviser.
(a) For the services provided and the expenses assumed by
the Sub-Adviser pursuant to this Agreement, Adviser, not
the Fund, shall pay to the Sub-Adviser a fee, computed
daily and payable monthly, in arrears, at an annual rate
of the average daily net assets of the Managed Portion
that the Sub-Adviser manages (computed in the manner
specified in the Investment Advisory Agreement), in
accordance with the schedule attached hereto as Exhibit
A.
(b) If this Agreement becomes effective or terminates
before the end of any month, the fee for the period from
the effective date to the end of the month or from the
beginning of such month to the date of termination, as
the case may be, shall be prorated according to the
proportion that such period bears to the full month in
which such effectiveness or termination occurs.
5.	Expenses. The Sub-Adviser agrees, at its own expense, to
render the services set forth herein and to provide the
office space, furnishings, equipment and personnel
required by it to perform such services on the terms and
for the compensation provided in this Agreement. The Fund
shall be responsible for payment of brokerage
commissions, transfer fees, registration costs, transaction-related taxes and other similar costs and transaction-related expenses and fees arising out of transactions effected on behalf of the Fund, which shall
be deducted from the Managed Portion. Subject to the
foregoing, the Sub-Adviser will pay all expenses incurred
by it in connection with its activities under this
Agreement, including without limitation, all costs
associated with attending or otherwise participating in
regular or special meetings of the Board or shareholders,
or with the Adviser, as reasonably requested, and
additions or modifications to the Sub-Adviser's
operations necessary to perform its services hereunder in compliance with this Agreement, the Investment
Guidelines, any other Board/Adviser Procedures and
applicable law. The Sub-Adviser shall be responsible for
all costs associated with any information statements
and/or other disclosure materials that are for the
primary benefit of the Sub-Adviser (including, but not
limited to, the legal fees associated with preparation,
printing, filing and mailing thereof, as well as any
shareholder meeting and/or solicitation costs, if
applicable; provided, this shall not include the expenses associated with the Sub-Adviser's initial appointment hereunder).
6.	Delivery of Information, Reports and Certain
Notifications.
(a) The Adviser agrees to use its best efforts to furnish
to the Sub-Adviser (i) current prospectuses, statements
of additional information, proxy statements, reports to shareholders, financial statements, Declaration of Trust and By-Laws, any amendments or supplements to any of the foregoing not later than their implementation (if practicable) or as soon as reasonably practicable
thereafter and (ii) promptly such other information with
regard to the affairs of the Fund as the Sub-Adviser may
reasonably request.
(b) The Sub-Adviser shall periodically report on a timely
basis to the Adviser and to the Board and shall make
appropriate persons, including portfolio managers,
available for the purpose of reviewing with
representatives of the Adviser and the Board on the
management of the Managed Portion, the performance of the
Managed Portion in relation to standard industry indices
and the Fund's own performance benchmark, and general
conditions affecting the marketplace as reasonably
requested by the Adviser; provided, however, that
representatives of the Sub-Adviser shall not be required
to attend more than two in-person meetings outside of New
York City in any 12-month period (but shall make
themselves available by video conference upon reasonable
request of the Board). The Sub-Adviser agrees to render
to the Adviser such other periodic and special reports on
a timely basis regarding its activities under this
Agreement as the Adviser may reasonably request.
(c) The Sub-Adviser shall provide the Adviser, the Fund or
the Board with such information and assurances (including certifications and sub-certifications in such form as the Sub-Adviser may reasonably agree) and with such assistance as the Adviser, the Fund or the Board may
reasonably request from time to time in order to assist
it in complying with applicable laws, rules, regulations
and exemptive orders, including requirements in
connection with the Adviser's, the Sub-Adviser's or the
Board's fulfillment of its responsibilities under Section
15(c) of the 1940 Act and the preparation and/or filing
of periodic and other reports and filings required to
maintain the registration and qualification of the Fund,
or to meet other regulatory or tax requirements
applicable to the Fund, under federal and state
securities, commodities and tax laws and other applicable
laws. Upon reasonable request by the Adviser, the Sub-
Adviser shall review draft reports to shareholders,
registration statements, marketing materials or
amendments or supplements thereto or portions thereof
that relate to the Managed Portion or the Sub-Adviser and
other documents provided to the Sub-Adviser, provide
comments on such drafts on a timely basis, and provide certifications or sub-certifications (in such form as the Sub-Adviser may reasonably agree) on a timely basis as to the accuracy of the information provided by the Sub-
Adviser and/or contained in such reports or other
documents.
(d) The Sub-Adviser agrees to provide and update promptly
but no less frequently than quarterly a list of all the affiliates of the Sub-Adviser, and to promptly notify the
Adviser and the Fund of any change of control of those
affiliates.
(e) If required by the CEA or the rules and regulations thereunder promulgated by the Commodity Futures Trading Commission ("CFTC"), the Sub-Adviser will provide the
Fund with a copy of its most recent CFTC disclosure
document or a written explanation of the reason why it is
not required to deliver such a disclosure document.
7.	Cooperation with the Fund, the Adviser and Other Service
Providers.
(a) The Sub-Adviser agrees to provide reasonable
cooperation and assistance to the Adviser, the Fund, the
Fund's custodian, accounting agent, administrator,
pricing agents, independent auditors and all other
agents, representatives and service providers of the Fund
and the Adviser, and to provide the foregoing persons
such information with respect to the Managed Portion as
they may reasonably request from time to time in the
performance of their obligations; provide prompt
responses to reasonable requests made by such persons;
and establish and maintain appropriate operational
programs, procedures and interfaces with such persons so
as to promote the efficient exchange of information and compliance with applicable laws, rules and regulations, and the guidelines, policies and procedures adopted or implemented with respect to the Fund and/or the Sub-
Adviser.
Similarly, the Adviser agrees to provide reasonable
cooperation and assistance to the Sub-Adviser, and agrees
to instruct the Fund's custodian, accounting agent, and administrator, to: (i) provide reasonably cooperation and assistance to the Sub-Adviser with respect to the Managed
Portion as it may reasonably request from time to time in
the performance of the Sub-Adviser's obligations and (ii)
provide responses as soon as practicable to reasonable
requests made by the Sub-Adviser.
(b) The Fund's assets (including the Managed Portion)
shall be held by a custodian appointed by the Fund
pursuant to a separate custody agreement; the Sub-Adviser
and its affiliates shall at no time have custody or
physical control of any assets or cash of the Fund. The Sub-Adviser shall timely provide the Fund's custodian and accounting agent a daily trade file (which shall be in a mutually agreeable format) containing each purchase and
sale of a portfolio security or other financial
instrument specifying the name of the issuer or
Counterparty, the description, terms and amount of shares
or principal amount of the security or other financial
instrument purchased or sold, the market price,
commission and gross or net price, trade date, settlement
date and identity of the effecting broker or dealer and
such other information as may reasonably be required.
(c) The Sub-Adviser shall reconcile all trades with each executing broker and Counterparty daily to ensure accurate trade settlement and verify open positions
(including cash). The Fund or its designee may also
conduct a reconciliation of trades as reported from
executing brokers and Counterparties and the Sub-Adviser
shall cooperate with the Fund or such designee in order
to effect such reconciliation, including without
limitation by arranging for access by the Fund or such
designee to the files and websites of the executing
brokers and Counterparties. In addition, the Sub-Adviser
shall promptly review each holdings reconciliation report
that it receives from the Fund's custodian and accounting
agent and/or the Adviser, as appropriate, and shall work
to resolve all open reconciliation items, including trade
breaks, contained in such report as soon as reasonably
practicable.
(d) To the extent any of the positions in the Managed
Portion do not have readily ascertainable market prices,
the Sub-Adviser shall provide reasonable assistance to
the Board, the Adviser, the custodian or administrator
for the Fund in determining or confirming, consistent
with the Adviser Procedures and the Registration
Statement, the value of any portfolio securities or other
assets or liabilities of the Managed Portion for which
the Adviser, custodian or administrator seeks assistance
from the Sub-Adviser or identifies for review by the Sub-Adviser. This assistance includes (but is not limited
to): (i) designating and providing access to one or more employees of the Sub-Adviser who are knowledgeable about the security or other asset or liability, its issuer or counterparty (as applicable), its financial condition, trading and/or other relevant factors for valuation,
which employees shall be available for consultation when
the Board or a designated committee thereof convenes;
(ii) assisting the Board, Adviser, the custodian or the administrator in obtaining bids and offers or quotes from broker-dealers or market-makers with respect to investments held in the Managed Portion, upon the
reasonable request of the Adviser, custodian or
administrator; (iii) upon the reasonable request of the
Board, Adviser, the custodian or the administrator,
providing recommendations for pricing and fair valuations (including the methodology and rationale used in making such recommendation and such other relevant information
as may be requested); and (iv) maintaining adequate
records and written backup information with respect to
the investments valuation assistance provided hereunder,
and providing such information to the Board, Adviser or
the Fund upon request, with such records being deemed
Fund records. The Sub-Adviser shall promptly notify the
Adviser if, in any material respect, the Sub-Adviser
believes that the price of any security or other
investment in the Managed Portion may not accurately
reflect the value thereof. Additionally, the Sub-Adviser
shall provide reasonable cooperation regarding the
provision of derivative instrument valuations directly
from the Counterparties to the Adviser, Fund,
administrator and/or custodian and for providing any
valuation determinations made by the Sub-Adviser to the
Adviser for its consideration. Notwithstanding the
foregoing, the Adviser understands and agrees that it,
and not the Sub-Adviser or any of its affiliates, shall
be ultimately responsible for the valuation of the assets
held by the Managed Portion and/or Fund.
(e) From time to time as the Board or the Adviser may
reasonably request, the Sub-Adviser shall furnish to the
Adviser, the Board and the officers of the Trust
compliance reports, including but not limited to,
quarterly reports documenting the Sub-Adviser's
compliance with Sections 10(f), 12(d)(3), 17(a) and 17(e)
of the 1940 Act, and the rules thereunder, in its
management of the assets in the Managed Portion,
quarterly compliance checklists developed for the Managed
Portion by the Adviser, quarterly and annual
certifications (in each case in such form as the Sub-
Adviser may reasonably agree) under Rule 38a-1 under the
1940 Act and under Rule 206(4)-7 under the Advisers Act, summaries of its most recent annual report under Rule
206(4)-7 under the Advisers Act and an annual due
diligence questionnaire and, to the extent available, any external third party audit reports, including pursuant to Statement on Standards for Attestation Engagements (SSAE)
No. 16. Without limiting the foregoing, the Sub-Adviser
agrees that it shall certify (in such form as the Sub-
Adviser may reasonably agree) to the Fund on a timely
basis after the end of each calendar quarter that it has
complied with all of the Investment Guidelines, all
applicable laws and regulations and other conditions and agreements contained herein during the prior calendar quarter.
(f) In addition, the Sub-Adviser shall assist the Fund and
the Adviser in complying with the provisions of the Sarbanes-Oxley Act of 2002 and shall provide certifications in the form reasonably requested by the
Fund relating to the Sub-Adviser's services under this
Agreement. The Sub-Adviser shall provide necessary
support to the Fund and the Adviser in preparing and
presenting the Fund's financial statements, and in doing
so shall be responsible for applying appropriate
accounting and financial reporting principles and
maintaining policies and internal controls and
procedures, including internal controls over financial
reporting, designed to assure compliance with generally
accepted accounting principles (GAAP) and applicable laws
and regulations.
(g) The Sub-Adviser shall further notify the Adviser
promptly upon detection of any (i) any error that causes
any financial impact to the Fund, (ii) any violation of
law regardless of whether there is a financial impact to
the Fund or (iii) any operational error arising out of or resulting from a significant breakdown in the Sub-
Adviser's processes or controls that causes or could
reasonably be expected to cause financial or reputational exposure to the Adviser or the Fund, in each case, including but not limited to any trade errors. In the
event of any such error, violation of law or operational
error, including any trade error, the Sub-Adviser shall
provide a memorandum to the Adviser that sufficiently
describes any such any such error, violation of law or operational error and the action to be taken to prevent future occurrences of such error, violation of law or
operational error or, alternatively, a statement that the Sub-Adviser has reviewed the relevant controls, and has determined those controls are reasonably designed to prevent additional errors, violations of law or
operational errors in the future (and, to the extent
relevant, that such controls are reasonably designed to
prevent violations of the federal securities laws), and
as such no further action is required. Further, the Sub-
Adviser shall provide access to the Adviser and the Fund,
or their agents, to all documents and information related
to any such error, violation of law or operational error,
its analysis and correction, and the correction of all
such errors, violations of law or operational errors
impacting the Fund must be corrected to the satisfaction
of the Adviser and the Fund. Notwithstanding Sections 15
and 16, Sub-Adviser will reimburse the Fund for costs
incurred arising out of or resulting from any such
errors, violations of law or operational errors.
(h) Each party to this Agreement agrees to cooperate with
each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the Securities and Exchange
Commission, CFTC and state regulators) in connection with
any investigation or inquiry relating to this Agreement
or the Fund.
8.	Compliance.
(a) The Sub-Adviser shall notify the Adviser promptly
(and, in any event, within 1 business day) upon detection
of any breach of any of the Investment Guidelines,
Adviser Procedures, the Registration Statement, of any
violation of any applicable law or regulation, including
the 1940 Act  and Subchapter M of the Internal Revenue
Code, relating to the Managed Portion. The Sub-Adviser
shall also notify the Adviser promptly upon detection of
any material violations of the Sub-Adviser's own
compliance policies and procedures that relate to (1) its management of the Managed Portion, or (2) its activities as investment adviser generally to the extent such
violation could be considered material to the Sub-
Adviser's advisory clients. In addition, the Sub-Adviser
shall promptly provide the Adviser a memorandum of the
type described in Section 7(h).
(b) The Sub-Adviser represents and warrants that it has
adopted and implemented written policies and procedures,
as required by: (i) Rule 206(4)-7 under the Advisers Act
that are reasonably designed to prevent violations of the Advisers Act and the rules thereunder by the Sub-Adviser and its supervised persons ("Advisers Act Compliance Procedures"), and (ii) Rule 38a-1 under the 1940 Act, with respect to the Sub-Adviser and the Managed Portion,
that are reasonably designed to prevent violations of the
Federal Securities Laws, as defined in Rule 38a-1, by the Sub-Adviser, its employees, officers, and agents ("Fund Compliance Procedures"). The Sub-Adviser has and shall provide its compliance policies and procedures pertaining
to the Sub-Adviser's services provided to the Fund under
this Agreement to the Fund's Chief Compliance Officer to
permit the Fund's Chief Compliance Officer to conduct
review and oversight of such policies and procedures in accordance with Rule 38a-1 under the 1940 Act and shall promptly notify the Adviser of: (1) any material changes
to its compliance policies and procedures; (2) any new
policies and procedures that the Sub-Adviser adopts
pursuant to Rule 206(4)-7 under the Advisers Act or
otherwise as they pertain to activities performed for or
on behalf of the Fund; and (3) the retirement of any
policies and procedures previously adopted by the Sub-
Adviser pursuant to Rule 206(4)-7 under the Advisers Act
or otherwise as they pertained to activities performed for
or on behalf of the Fund. The Fund, the Adviser, or the
Fund's Chief Compliance Officer may make any reasonable
request for the provision of information or for other
cooperation from the Sub-Adviser with respect to the Sub-Adviser's duties under this Agreement, and the Sub-Adviser shall use commercially reasonable efforts to promptly
comply with such request, including without limitation
furnishing the Fund, the Adviser, or the Fund's Chief
Compliance Officer with such documents, reports, data and
other information as the Fund may reasonably request
regarding transactions on behalf of the Fund, the Sub-
Adviser's performance hereunder or compliance with the
terms hereof, and participating in such meetings (and on-
site visits among representatives of the Fund and the Sub-Adviser) as the Fund may reasonably request. The Sub-
Adviser agrees to maintain and implement a compliance
program that complies with the requirements of Rule
206(4)-7 under the Advisers Act.
(c) The Sub-Adviser represents and warrants that it has
adopted a written code of ethics complying with the
requirements of Rule 17j-1 under the 1940 Act and Section
204A of the Advisers Act and has provided the Fund with a
copy of the code of ethics and evidence of its adoption,
and will promptly notify the Adviser of any material
changes to (including policies added to or deleted from)
its code of ethics. Within forty-five (45) days of the
end of the last calendar quarter of each year while this Agreement is in effect or upon the written request of the
Fund, the Adviser, or the Fund's Chief Compliance
Officer, the president or a vice president or general
partner or managing member or the equivalent of the Sub-
Adviser shall certify to the Fund that (i) the Sub-
Adviser has complied with the requirements of Rule 17j-1
and Section 204A during the previous year and that there
has been no material violation of the Sub-Adviser's code
of ethics or, if such violation has occurred, that
appropriate action was taken in response to such
violation and, if such violation pertained to the Managed
Assets or otherwise to the Sub-Adviser's performance of
its obligations under this Agreement, Sub-Adviser has
provided a written report to the Adviser regarding such
violation and (ii) the Sub-Adviser has adopted procedures reasonably designed to prevent Access Persons from violating the code of ethics.
(d) The Sub-Adviser has established and will keep in
effect a "disaster recovery" preparedness plan that sets
forth procedures for recovery of critical business
functions at minimum operating levels and can be
implemented within a 24 hour time period. The Sub-Adviser
shall notify the Adviser, as soon as practicable by
telephone, electronic mail or such other method of prompt communication as may be available under the circumstances, of the occurrence of any event requiring
the Sub-Adviser to implement any procedures under such
plan.
9.	Insurance. The Sub-Adviser shall maintain errors and
omissions insurance coverage and fidelity insurance
coverage, each in such amounts as agreed upon from time
to time by the Adviser and the Sub-Adviser, and from
insurance providers that are in the business of regularly providing insurance coverage to investment advisers. In no event shall the Sub-Adviser's errors and omissions
insurance coverage be less than $1 million or the Sub-
Adviser's fidelity insurance coverage be less than $1
million. The Sub-Adviser shall provide prior written
notice to the Adviser (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any material claims will be made on its insurance policies. Furthermore, it shall upon request provide to the Adviser any information it may reasonably require concerning the
amount of or scope of such insurance.
10.	Status of the Sub-Adviser. The Sub-Adviser shall, for all
purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Adviser or the Fund.
11.	Services Not Exclusive. Nothing in this Agreement shall
limit or restrict the right of the Sub-Adviser or any
director, officer, affiliate or employee of the Sub-
Adviser to engage in any other business or to devote his
or her time and attention in part to the management or
other aspects of any other business, whether of a similar
nature or a dissimilar nature.
12.	Representations and Warranties of the Sub-Adviser.
(a) The Sub-Adviser represents and warrants to the Adviser
that: (i) it is registered as an investment adviser under
the Advisers Act and is registered or licensed as an
investment adviser under the laws of all jurisdictions in
which its activities require it to be so registered or
licensed; (ii) it has reviewed the registration
requirements of the CEA and the National Futures
Association ("NFA") relating to commodity trading
advisors and is appropriately registered with the CFTC
and a member of the NFA; (iii) it will maintain each such registration, license or membership in effect at all times during the term of this Agreement and will obtain
and maintain such additional governmental, self-
regulatory, exchange or other licenses, approvals and/or memberships and file and maintain effective such other registrations as may be required to enable the Sub-
Adviser to perform its obligations under this Agreement;
(iv) it is duly organized and validly existing, and is
authorized to enter into this Agreement and to perform
its obligations hereunder and this Agreement has been
duly executed and delivered by the Sub-Adviser; (v) this Agreement is enforceable against the Sub-Adviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general
applicability relating to or affecting creditors' rights
and to general equity principles; and (vi) neither the
execution or delivery of this Agreement by the Sub-
Adviser nor its performance of its obligations hereunder
shall conflict with, violate, breach or constitute a
default under any term or provision of its constituent or governing documents or any indenture, mortgage, deed of trust, instrument, agreement or other document to which
the Sub-Adviser is a party or by which it is bound or to
which any of its assets are subject or any applicable
statute, law, rule, regulation, order or other legal
requirement applicable to the Sub-Adviser or any of its
assets.
(b) The Sub-Adviser shall promptly notify the Adviser and
the Trust in writing of the occurrence of any of the
following events: (i) any breach of this Agreement; (ii)
any of the representations and warranties of the Sub-
Adviser contained herein becomes untrue after the
execution of this Agreement; (iii) any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a)
of the 1940 Act or other applicable law, rule or
regulation or if the Sub-Adviser becomes aware that it is
or likely may become subject to any statutory
disqualification pursuant to Section 9(b) of the 1940 Act
or otherwise that prevents the Sub-Adviser from serving
as an investment adviser or performing its duties
pursuant to this Agreement; (iv) the Sub-Adviser shall
have been served or otherwise becomes aware of any
action, suit, proceeding, inquiry or investigation
applicable to it, at law or in equity, before or by any
court, public board or body, involving or relating to the
affairs of the Fund; (v) Bart Baum (together with such
other persons as the Adviser and the Sub-Adviser may
agree in writing from time to time, the "Key Personnel")
is no longer active, or is proposed to no longer be
active, in the day-to-day management of and/or trading
decisions for the Managed Portion; (vi) any change in the location of any of the Key Personnel and/or any change concerning any of the Key Personnel (including, without limitation, any change of any such person or any adverse change in the position, function, regulatory or licensing
status or other circumstances of any such person,
provided this will not include a re-location of the Sub-Adviser's principal place of business to another address to another location in New York City, borough of
Manhattan) which may adversely affect the Managed
Portion; (vii) any proposed change in control of the Sub-Adviser; (viii) any pending transaction that would result in an assignment of this Agreement, which will include
pending transactions prior to announcement; (ix) the Sub-
Adviser becomes aware of any material fact respecting or
relating to the Sub-Adviser or the investment strategies
of the Managed Portion that is not contained in the
Registration Statement, as amended and supplemented from
time to time, regarding the Fund, or any amendment or
supplement thereto, but that is required to be disclosed
therein, and of any statement respecting or relating to
the Sub-Adviser, the Sub-Adviser's investment strategies
or the Managed Portion contained therein that becomes
untrue in any material respect; (x) any change in the Sub-Adviser's financial condition which could materially impact its abilities to perform its duties hereunder and
of any reduction in the amount of coverage under the Sub-Adviser's errors and omissions or professional liability insurance coverage; (xi) Sub-Adviser becomes aware of any event or circumstance that could reasonably constitute
(or will constitute with the passage of time) a default,
event of default, or termination event (or other similar
event or circumstance, however defined) under any Trading Agreement or otherwise with respect to the Managed
Portion, and Sub-Adviser hereby agrees to use
commercially reasonable efforts to monitor the occurrence
of any such event or circumstance; (xii) any Counterparty
(A) communicates to Sub-Adviser (in any manner
whatsoever) that such Counterparty will declare or
believes it is entitled to declare, a default, event of
default, or termination event (or other similar event or circumstance, however defined) applicable to the Managed
Portion or (B) makes any changes to (i) the fees, rates,
or other charges or (ii) the daily or aggregate trading
limits, margin requirements, eligible collateral
requirements, or other risk parameters applicable to the
Managed Portion, and in each case Sub-Adviser shall
forward to Adviser all correspondence received from such Counterparty in connection therewith; and (xiii) any change in the Sub-Adviser's status as a registered CTA or
member of the NFA or, if the Sub-Adviser is relying on an exemption or exclusion from registration as a CTA, of any event that will make it ineligible for such exemption or exclusion. The Sub-Adviser further agrees to notify the
Adviser and the Trust promptly if any statement regarding
the Sub-Adviser contained in the Trust's Registration
Statement with respect to the Fund, or any amendment or supplement thereto, becomes untrue or incomplete in any material respect.
(c) The Sub-Adviser represents and warrants that it has
delivered to the Fund at least 48 hours prior to the
execution of this Agreement a copy of the Sub-Adviser's
current Form ADV (Parts 1 and 2) and all information in
such document is complete and accurate in all material
respects as of the date hereof and is in conformity in
all material respects with applicable securities laws,
rules and regulations. The Sub-Adviser hereby covenants
and agrees promptly to deliver to the Fund all amendments
to its Form ADV.
(d) The Sub-Adviser acknowledges and agrees that it has
not received legal or regulatory advice from the Fund,
the Adviser or any of their respective employees or representatives, and is not entitled to rely on any statements or omissions by such employees or
representatives regarding applicable law or regulation in satisfying its obligations hereunder, including its obligation to comply with all applicable laws and
regulations.
13.	Representations and Warranties of the Adviser. The
Adviser represents and warrants to the Sub-Adviser that:
(i) it is registered as an investment adviser under the
Advisers Act and is registered or licensed as an
investment adviser under the laws of all jurisdictions in
which its activities require it to be so registered or
licensed, (ii) it is duly organized and validly existing,
and is authorized to enter into this Agreement and to
perform its obligations hereunder and this Agreement has
been duly executed and delivered by the Adviser; (iii)
this Agreement is enforceable against the Adviser in
accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general
applicability relating to or affecting creditors' rights
and to general equity principles; (iv) it is registered
as a commodity pool operator and is a member in good
standing with the NFA; (v) it has received a copy of the Sub-Adviser's current Form ADV at least 48 hours prior to entering into this Agreement; and (vi) neither the execution or delivery of this Agreement by the Adviser
nor its performance of its obligations hereunder shall
conflict with, violate, breach or constitute a default
under any term or provision of its constituent or
governing documents or any indenture, mortgage, deed of
trust, instrument, agreement or other document to which
the Adviser is a party or by which it is bound or to
which any of its assets are subject or any applicable
statute, law, rule, regulation, order or other legal
requirement applicable to the Adviser or any of its
assets.
14.	Certain Records.
(a) The Sub-Adviser agrees to maintain, in the form and
for the period required by Rule 31a-2 under the 1940 Act,
all records relating to the Sub-Adviser's services under
this Agreement and the Fund's investments made by the
Sub-Adviser as are required by Section 31 of the 1940
Act, and rules and regulations thereunder, and by other applicable legal provisions, including the Advisers Act, the 1934 Act, the CEA, and rules and regulations
thereunder, and the Fund's compliance policies and
procedures, and to preserve such records for the periods
and in the manner required by that Section, and those
rules, regulations, legal provisions and compliance
policies and procedures. In compliance with the
requirements of Rule 31a-3 under the 1940 Act, any
records required to be maintained and preserved pursuant
to the provisions of Rule 31a-1 and Rule 31a-2
promulgated under the 1940 Act that are prepared or
maintained by the Sub-Adviser on behalf of the Fund are
the property of the Fund and shall be surrendered
promptly to the Fund or the Adviser on request.
(b) The Sub-Adviser agrees that all accounts, books and
other records maintained and preserved by it as required
hereby shall be subject at any time, and from time to
time, to such periodic, special and other examinations by
the Securities and Exchange Commission, the Fund's
auditors, the Fund or any representative of the Fund
(including, without limitation, the Fund's Chief
Compliance Officer), the Adviser, or any governmental
agency or other instrumentality having regulatory
authority over the Adviser or the Fund.
15.	Liability of Sub-Adviser.
(a) The Sub-Adviser shall not be liable to the Trust, the
Fund, the Adviser or to any of their respective
affiliates or to any shareholder for any error of
judgment, mistake of law or for any loss suffered by the
Fund in connection with the performance of this
Agreement, except for a loss resulting from a breach of
fiduciary duty with respect to the receipt of
compensation for services or a loss resulting from the Sub-Adviser's (i) willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its obligations and duties hereunder, or (ii) material
breach of this Agreement.
(b) In no event will the Sub-Adviser or its affiliates
have any responsibility for any other fund of the Trust,
for any portion of the Fund not managed by the Sub-
Adviser or for the acts or omissions of any other sub-
investment adviser to the Trust or Fund.
Nothing in this Section 15 shall be deemed a limitation
or waiver of any obligation or duty that may not by law
be limited or waived.
16.	Indemnification.

(a) Sub-Adviser will, to the extent permissible under
applicable law, indemnify and hold harmless Adviser and
the Trust, their affiliates, and their respective
employees, managers, members, officers, trustees,
directors and shareholders from and against all losses,
claims, damages, liabilities, costs and expenses
(including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of this Agreement except to the extent such claims arise out of:
(i) Adviser's willful misfeasance, bad faith, gross
negligence or reckless disregard in the performance of
its obligations and duties hereunder; (ii) Adviser's
material breach of this Agreement; or (iii) any untrue
statement or alleged untrue statement of a material fact contained in the Registration Statement, including any amendment thereof or any supplement thereto, or the
omission or alleged omission to state therein a material
fact required to be stated therein or necessary to make
the statement therein not misleading, if such a statement
or omission was made other than in reliance upon and in conformity with written information furnished by the Sub-
Adviser to the Adviser, the Trust or any affiliated
person of the Adviser or the Trust.
(b) Adviser will, to the extent permissible under
applicable law, indemnify and hold harmless Sub-Adviser,
its affiliates, and their respective employees, officers
and directors from and against all losses, claims,
damages, liabilities, costs and expenses (including,
without limitation, reasonable attorneys' and
accountants' fees and disbursements) arising out of this Agreement, except to the extent such claims arise out of:
(i) Sub-Adviser's willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its obligations and duties hereunder; (ii) Sub-Adviser's
material breach of this Agreement; (iii) Sub-Adviser's
breach of fiduciary duty with respect to the receipt of compensation for services; or (iv) any untrue statement or alleged untrue statement of a material fact contained
in the Registration Statement, including any amendment
thereof or any supplement thereto, or the omission or
alleged omission to state therein a material fact
required to be stated therein or necessary to make the
statement therein not misleading, if such a statement or
omission was made in reliance upon and in conformity with
written information furnished by the Sub-Adviser to the
Adviser, the Trust or any affiliated person of the
Adviser or the Trust.
17.	Duration and Termination.
(a) This Agreement is effective as of the date first
written above, provided that this Agreement shall not
take effect unless it has first been approved (i) by the
vote of a majority of those Trustees of the Trust who are
not parties to this Agreement or interested persons of
any such party, cast in person at a meeting called for
the purpose of voting on such approval, and (ii) by vote
of a majority of the Fund's outstanding voting securities
(within the meaning of the 1940 Act), unless the Adviser
has authority to enter into this Agreement pursuant to
exemptive relief from the SEC without a vote of the
Fund's outstanding voting securities.
(b)  Unless sooner terminated as provided herein, this
Agreement shall continue in effect for two years from its
date of execution. Thereafter, if not terminated, this
Agreement shall continue automatically for successive
periods of twelve months each, provided that such
continuance is specifically approved at least annually
(i) by the vote of a majority of those Trustees of the
Trust who are not parties to this Agreement or interested
persons of any such party, cast in person at a meeting
called for the purpose of voting on such approval, and
(ii) by either the vote of (A) the Board or (B) a
majority of the outstanding voting securities of the Fund
(within the meaning of the 1940 Act); provided further,
that if the shareholders fail to approve the Agreement as provided herein, the Sub-Adviser may continue to serve hereunder in the manner and to the extent permitted by
the 1940 Act and the rules and regulations thereunder.
The foregoing requirement that continuance of this
Agreement be "specifically approved at least annually"
shall be construed in a manner consistent with the 1940
Act and the rules and regulations thereunder.
(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Board or by a vote
of a majority of the outstanding voting securities of the
Fund. This Agreement may also be terminated, without the
payment of any penalty, by the Adviser: (i) upon 60 days
written notice to the Sub-Adviser; (ii) immediately upon
material breach by the Sub-Adviser of any of the
representations, warranties and agreements set forth in
this Agreement; or (iii) immediately if, in the
reasonable judgment of Adviser, the Sub-Adviser becomes
unable to discharge its duties and obligations under this Agreement, including without limitation, circumstances such as financial insolvency of the Sub-Adviser. The Sub-
Adviser may terminate this Agreement at any time, without
the payment of any penalty, on 90 days written notice to
Adviser and the Trust. This Agreement will terminate automatically in the event of its assignment or upon termination of the Investment Advisory Agreement, as it
relates to this Fund.
(d) In the event of termination for any reason, all
records of the Fund that are maintained by the Sub-
Adviser in accordance with the 1940 Act and Section 14 of
this Agreement shall promptly be returned to the Adviser
or the Trust, free from any claim or retention of rights
in such records by the Sub-Adviser, although the Sub-
Adviser may, at its expense, make and retain a copy of
such records. Notwithstanding anything to the contrary
herein, the Sub-Adviser shall retain a right to use for
any purpose (including marketing) the investment
performance and track record of the assets of the Managed
Portion to the extent permitted by law and shall be
entitled to retain and use such records of each of its transactions and other records pertaining to transactions on behalf of the Fund as are necessary to support any
such use of such investment performance and track record; provided that Adviser has provided its prior written consent regarding the use of any such records in the
event that the Adviser, any of its affiliates, the Trust
or the Fund are named in such materials.
18.	Notices. Unless otherwise provided in this Agreement or
otherwise agreed by the Adviser in writing, all notices
and other communications hereunder shall be in writing.
Notices and other writings delivered or mailed postage
prepaid to the Adviser and the Trust at BlackRock
Advisors, LLC, 40 East 52nd Street, New York, NY 10022,
Attention: General Counsel-Mutual Funds, or to the Sub-
Adviser at 366 Madison Ave, 9th Floor, New York, NY
10017, Attention: John Richardson, Chief Operating
Officer and General Counsel, or to such other address as
the Adviser or the Sub-Adviser may hereafter specify by
written notice to the most recent address specified by
the other party, shall be deemed to have been properly
delivered or given hereunder to the respective addressee
when delivered by hand or facsimile or five days after
mailed by certified mail, post-paid, by return receipt
requested to the other party at the principal office of
such party.
19.	Confidentiality.
(a) The Sub-Adviser shall treat all records and other
information relative to the Trust, the Fund and the
Adviser and their prior, present or potential
shareholders and clients, including the list of portfolio securities, instruments and assets and liabilities of the
Fund, and any Trading Agreements, or excerpts thereof,
which it shall receive or have access to in the
performance of its duties confidentially and as
proprietary information of the Trust and the Adviser. The Sub-Adviser shall not disclose such records or information to any third party or use such records or
information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust and the Adviser). The Sub-Adviser shall not use its knowledge
of nonpublic information regarding the Fund's portfolio
as a basis to place or recommend any securities or other transactions for its own benefit or the benefit of others or to the detriment of the Fund.
(b) The Adviser and the Trust shall treat all records and
other information related to the Sub-Adviser which they
shall receive or have access to in connection with this Agreement, confidentially and as proprietary information of the Sub-Adviser, and shall not disclose or use such
records and information for any purpose other than
performance of their responsibilities and duties
hereunder or to the extent required by law or regulation
or in response to a request from a duly constituted
regulatory or judicial authority. The Sub-Adviser hereby authorizes the Trust and the Adviser to use evaluation material, analyses and information regarding the Sub-
Adviser and the investment program of the Fund, including information about portfolio holdings and positions, in connection with (1) marketing the Fund and the Adviser's
services to the Trust, (2) providing ongoing information
to existing shareholders and (3) providing any required regulatory disclosures. Notwithstanding the foregoing, the Trust, the Adviser, and their respective affiliates
shall not use their knowledge of non-public information
regarding the Sub-Adviser to "reverse engineer" the
investment and trading methodologies and strategies of
the Sub-Adviser or as a basis to place or recommend any securities or other transactions for its own benefit or the benefit of others (e.g., other clients of the
Adviser); provided that the foregoing shall not in any
way prevent the Trust, the Adviser and their respective affiliates from taking any action based on information that is independently developed or obtained by the Trust,
the Adviser and their respective affiliates.
(c) The confidentiality provisions of this Section 19 will
not apply to any information that either party hereto can
show: (a) is or subsequently becomes publicly available
without breach of any obligation owed to the other party;
(b) became known to either party from a source other than
the other party, and without breach of an obligation of confidentiality owed to the other party; (c) is independently developed by either party without reference
to the information required by this Agreement to be
treated confidentially; or (d) is used by either party in
order to enforce any of its rights, claims or defenses
under, or as otherwise contemplated in, this Agreement.
Nothing in this Section 19 will be deemed to prevent a
party from disclosing any information received hereunder
pursuant to any applicable law, rule or regulation or in
response to a request from a duly constituted regulatory, self-regulatory or other judicial authority with appropriate jurisdiction over such party.
20.	Use of BlackRock Names.
The Sub-Adviser acknowledges and agrees that the names
"BlackRock Funds" and BlackRock Advisors, LLC, and
abbreviations or logos associated with those names, are
the valuable property of the Adviser and its affiliates;
that the Trust, has the right to use such names,
abbreviations and logos; and that the Sub-Adviser shall
use the names "BlackRock Funds," BlackRock Advisors,
LLC, and associated abbreviations and logos, only in
connection with the Sub-Adviser's performance of its
duties hereunder. Further, in any communication with the
public and in any marketing communications of any sort,
the Sub-Adviser agrees to obtain prior written approval
from the Adviser before using or referring to "BlackRock
Funds" and the Adviser, or the Fund or any abbreviations
or logos associated with those names; provided, however,
that such consent is not required in instances where the Sub-Adviser only identifies that it serves as a sub-
adviser to the Fund.
21.	Use of Sub-Adviser Name. The Adviser and the Trust are
authorized to publish and distribute any information,
including but not limited to registration statements,
advertising or promotional material, regarding the
provision of sub-investment advisory services by the Sub-
Adviser pursuant to this Agreement and to use in
advertising, publicity or otherwise the name of the Sub-
Adviser, or any trade name, trademark, trade device,
service mark, symbol or logo of the Sub-Adviser, without
the prior written consent of the Sub-Adviser. In addition,
the Adviser may distribute information regarding the
provision of sub-investment advisory services by the Sub-
Adviser to the Board without the prior written consent of
the Sub-Adviser. The Adviser shall provide copies of such
items to the Sub-Adviser upon request within a reasonable
time following such use, publication or distribution.
22.	Severability. If any provision of this Agreement shall be
held or made invalid by a court decision, statute, rule
or otherwise, the remainder of this Agreement shall not
be affected thereby.
23.	Amendments. No provision of this Agreement may be
changed, waived, discharged or terminated orally, but
only by an instrument in writing signed by the party
against whom enforcement of the change, waiver, discharge
or termination is sought. To the extent required by
applicable law, no amendment of this Agreement shall be
effective until approved (i) by a vote of a majority of
the Independent Trustees, and (ii) if the terms of this
Agreement shall have changed, by a vote of a majority of
the Fund's outstanding voting securities (except in the
case of (ii), pursuant to the terms and conditions of the
SEC order permitting it to modify the Agreement without
such vote).
24.	Third-Party Beneficiary. The Fund is an intended third-
party beneficiary under this Agreement and is entitled to
enforce this Agreement as if it were a party thereto.
25.	Survival. Sections 4, 12, 13, 14, 15, 16, 17, 18, 19, 20,
21 and 24 shall survive the termination of this
Agreement.
26.	Captions. The captions of this Agreement are included for
convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
27.	Counterparts. This Agreement may be executed in two or
more counterparts, each of which shall be deemed an
original, but all of which together shall constitute one
and the same instrument.
28.	Governing Law. This Agreement shall be construed in
accordance with the laws of the State of Delaware, and in accordance with the applicable provisions of the 1940 Act and the rules and regulations thereunder. To the extent
that the applicable laws of the State of Delaware or any provisions herein conflict with the applicable provisions of the 1940 Act, the latter shall control.
29.	Series of BlackRock Funds.
"BlackRock Funds" and "Trustees" refer respectively to the trust created by the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 22, 1988, as amended, which is hereby referred to and a copy of which is on file at the office of the State of Secretary of the Commonwealth of Massachusetts and at the principal office of the Fund. The obligations of "BlackRock Funds" entered into in the name or on behalf thereof by any of the Trustees, officer, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Fund personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Fund must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Fund.


IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers to execute this Agreement as of the day and year first written above.

BlackRock Advisors, LLC
By:
Name: John Perlowski
Title:Managing Director

Ionic Capital Management LLC
By:  _____________________________
Name:
Title:

ACKNOWLEDGEMENT:
The undersigned officer of the
Trust hereby executes this
Agreement on behalf of the Fund
as of the date first written
above. The Trust does not hereby
undertake, on behalf of the Fund
or otherwise, any obligation to
the Sub-Adviser.
BlackRock Funds
on behalf of its series
BlackRock Multi-Manager

Alternative Strategies Fund
By:
Name:Neal Andrews
Title:Chief Financial Officer and Assistant Treasurer



BlackRock Advisors, LLC
By:
Name: John Perlowski
Title:Managing Director

Ionic Capital Management LLC
By:  _____________________________
Name:John Richardson
Title:Chief Operating Officer and
General Counsel

ACKNOWLEDGEMENT:
The undersigned officer of the Trust hereby
executes this Agreement on behalf of the Fund as
of the date first written above. The Trust does
not hereby undertake, on behalf of the Fund or
otherwise, any obligation to the Sub-Adviser.
BlackRock Funds
on behalf of its series
BlackRock Multi-Manager Alternative Strategies Fund
By:
Name:Neal Andrews
Title:Chief Financial Officer and Assistant Treasurer




Exhibit A
to
Sub-Advisory Agreement between
BlackRock Advisors, LLC and
Ionic Capital Management LLC
Fee (as a percentage of average daily net assets of the Managed
Portion):
[    ]%
If, at any time, (i) the Sub-Adviser or any of its affiliates provides to any other investment company registered under the 1940 Act investment advisory services using a substantially similar investment strategy to those provided by the Sub-Adviser to the Fund pursuant to this Agreement, (ii) the value of the assets under management with respect to which the Sub-Adviser provides such services to such other investment company is equal to or less than the value of the Managed Portion, and (iii) the Sub-Adviser is compensated for providing such services at a rate less than the rate set forth on this Exhibit A, then the Sub-Adviser shall promptly notify the Adviser of the foregoing in reasonable detail and, as of the date of such notice, the rate set forth on this Exhibit A shall immediately and without requirement of further action be deemed amended to reflect a rate equal to the lower rate at which the Sub-Adviser is compensated by such other investment company